EXHIBIT 99.1
500 Linden Oaks
Rochester, New York 14625

VirtualScopics Reports 1st Quarter 2010 Results; 60% Increase in Recurring Revenues
First quarter 2010 total revenues increase 44%

ROCHESTER, NY – May 13, 2010 – VirtualScopics, Inc. (NASDAQ:  VSCP), a leading provider of quantitative imaging for clinical trials, today reported revenues of $3,071,007 for the first quarter of 2010 compared to revenues of $2,134,370 in the first quarter of 2009, a 44% increase. Excluding work performed in 2009 for the Department of Defense under projects that ended mid-2009, the company posted a 60% increase in first quarter 2010 revenues as compared to the first quarter of 2009.

Other highlights for the quarter ended March 31, 2010 include:
•	Gross profit of $1,605,619 compared to $1,119,786 in the first quarter of 2009, a 43% increase.
•	Operating income of $133,481 compared to an operating loss of $360,412 in the first quarter of 2009, a $493,893 increase.
•
Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and loss from derivative financial instrument (“Adjusted EBITDA”) was $436,492 compared to $42,430 for the comparable period in 2009, a 10x improvement.

•	Net income was $8,092 compared to a net loss of $756,113 during the first quarter of 2009.

“We are pleased to report that during the first quarter of 2010 the company continued the significant growth pace we experienced in 2009,” stated VirtualScopics’ President and Chief Executive Officer Jeff Markin. He added, “With over 100 projects underway in the first quarter we have significantly increased the amount of sites under management and more than doubled the amount of data coming into our facility when compared to the first quarter of 2009.”  He concluded, “Our ability to manage this growth while maintaining targeted profit margins and customer delivery dates confirms the solid impact of our continued focus on operational efficiencies and resources planning over the past year.”

“The first quarter 2010 reported the highest revenue increase on a comparative quarter basis in the company’s history,” stated Molly Henderson, chief business and financial officer of VirtualScopics. She continued, “Our quarterly revenues are approaching our annual revenues just four years ago. Not only have we generated solid revenue growth, we’ve also routinely reported gross margins in excess of 50% which demonstrates our ability to efficiently scale the business.” She concluded, “The investments we’ve made over the past several years have positioned us to deliver solid financial results today. We are well on our way to achieving all of our 2010 financial targets, including our revenue estimate of $13 million.”

Jeff Markin and Molly Henderson will provide a business and first quarter 2010 financial update during the conference call today at 11:00 a.m. EST.  Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to GAAP regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock compensation expense and the loss on derivative instrument (mark to market adjustment for warrants).  This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP. However, with the adoption of ASC 815-40 and the non-cash variable nature of stock compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.
VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development.  VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images.  In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster.  For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed.  Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:	Company Contact:
Molly Henderson
Chief Business and Financial Officer
500 Linden Oaks
Rochester, New York 14625 (585)249.6231

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2010	2009
Revenues	$3,071,007	$2,134,370
Cost of services	1,465,388	1,014,584
Gross profit	1,605,619	1,119,786
Gross margin	52%	52%

Operating expenses
Research and development	251,122	235,555
Sales and marketing	302,515	282,454
General and administrative	615,490	559,347
Stock-based compensation expense	178,091	285,332
Depreciation and amortization	124,920	117,510
Total operating expenses	1,472,138	1,480,198
Operating income (loss)	133,481	(360,412)

Other income (expense)
Interest income	4,220	3,193
Other expense	(170)	(1,485)
Loss on derivative financial instrument	(129,439)	(397,409)
Total other expense	(125,389)	(395,701)
Net Income (Loss)	8,092	(756,113)

Series B preferred stock cash dividend	55,966	84,520
Net loss attributable to common stockholders	$(47,874)	$(840,633)

Basic and diluted net loss per common share	$0.00	$(0.04)
Weighted average number of common shares outstanding
basic and diluted	25,520,675	23,533,785

VirtualScopics, Inc. and Subsidiary
Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009
Assets	(unaudited)
Current assets
Cash	$4,426,631	$4,327,410
Accounts receivable, net	1,375,218	1,481,381
Prepaid expenses and other current assets	433,949	387,247
Total current assets	6,235,798	6,196,038
Patents, net	1,799,785	1,832,560
Property and equipment, net	428,749	456,169
Other assets	-	33,258
Total assets	$8,464,332	$8,518,025

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$766,362	$658,430
Accrued payroll	382,985	837,177
Unearned revenue	912,105	1,011,498
Derivative liability	1,269,392	1,139,953
Total current liabilities	3,330,844	3,647,058

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 3,288 and 3,438 at March 31, 2010 and December 31, 2009, respectively; liquidation
preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 2,480 and 2,910 at March 31, 2010 and December 31, 2009, respectively; liquidation
preference $1,000 per share	2	3
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 25,828,918 and 25,233,255 shares at March 31, 2010 and
December 31, 2009, respectively	25,829	25,233
Additional paid-in capital	14,608,763	14,354,929
Accumulated deficit	(9,501,109)	(9,509,201)
Total stockholders' equity	5,133,488	4,870,967
Total liabilities and stockholders' equity	$8,464,332	$8,518,025

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	March 31, 2010	March 31, 2009

Net income (loss)	$8,092	$(756,113)
Interest income and other expenses	(4,050)	(1,708)
Depreciation and amortization	124,920	117,510
Stock-based compensation expense	178,091	285,332
Loss on derivative financial instrument	129,439	397,409
Adjusted EBITDA	$436,492	$42,430
Basic Adjusted EBITDA per common share, non-GAAP	$0.02	$0.00
Diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.00